Exhibit 99.1

Alliance Entertainment Reports Fourth Quarter and Fiscal Year 2024 Results

Operational efficiencies and margin improvements drive profitability turnaround

Higher-margin DTC sales increased to 36% of gross revenue in FY24

Strengthened balance sheet with 45% reduction in revolver debt and added new $120M credit facility

PLANTATION, Fla., September 19, 2024 (GLOBE NEWSWIRE) — Alliance Entertainment Holding Corporation (Nasdaq: AENT), a global distributor and wholesaler specializing in music, movies, video games, electronics, arcades, toys, and collectibles, reported its financial and operational results for the fourth quarter and fiscal year ended June 30, 2024.

FY 2024 and Subsequent Operational Highlights

●	Net revenue totaled $1.1 billion in fiscal year 2024.

●	Gross profit increased to $128.9 million in fiscal year 2024, up 24% from the prior year, with gross margin improved 270bps to 11.7% on profitable sales strategy.

●	Net income was $4.6 million in fiscal year 2024, a $40 million improvement from the net loss of $35.4 million in the prior year.

●	Adjusted EBITDA improved by $41.9 million, rising to $24.3 million from a negative Adjusted EBITDA of $17.6 million in FY 2023, highlighting successful cost-saving initiatives and improved operational efficiencies.

●	Higher-margin Direct-to-Consumer (DTC) sales contributed 36% of gross revenue in fiscal year 2024, up from 31% in the prior year.

●	Inventory levels were reduced to $97 million as of June 30, 2024, down from $147 million the prior year, as a result of effective inventory management.

●	Revolver balance reduced by 45%, from $133 million to $73 million, significantly improving liquidity and reducing debt service costs.

●	Installed Sure Sort® X, a cost-saving sortation technology system from warehouse automation solutions provider OPEX® at its Kentucky facility.

●	Secured a new three-year $120 million senior secured credit facility to refinance an existing credit facility, support working capital needs, and fuel future growth.

●	Hosted first Investor and Analyst Tour at Shepherdsville, Kentucky warehouse in May 2024.

Bruce Ogilvie, Chairman of Alliance Entertainment, commented, “We made substantial progress in strengthening our business during fiscal 2024, and I am proud of the strategic actions we took to position Alliance Entertainment for long-term growth and profitability. Our exclusive distribution rights and broad content portfolio have allowed us to maintain resilient demand in key areas, such as physical music and movies, where we’ve seen growth in vinyl, CDs, and home video products.”

“We continued to grow our Direct-to-Consumer (DTC) channel in 2024, which now represents 36% of our gross revenue, up from 31% the previous year. This shift highlights the effectiveness of our approach in meeting evolving consumer preferences, and it is helping to diversify and strengthen our revenue base. These higher margin sales, combined with improved operational efficiencies and other strategic initiatives, have contributed to a $40 million turnaround in net income and a $41.9 million improvement in adjusted EBITDA during fiscal 2024.”

“Looking ahead, with new gaming hardware releases on the horizon and the collectibles market showing stability, we are confident in our ability to capture future demand and continue enhancing profitability as we move into fiscal 2025 and beyond.”

Jeff Walker, Chief Executive Officer of Alliance Entertainment, added, “Throughout fiscal 2024, we focused on executing our operational strategies to drive profitability and efficiency, and the results speak for themselves. Our emphasis on cost control and margin enhancement delivered a 24% increase in gross profit, raising gross margins to 11.7% and demonstrating our ability to extract value from our revenue streams and adapt to evolving market dynamics without sacrificing operational strength.

“One of our proudest achievements this year was turning around adjusted EBITDA. We improved it by $41.9 million, from a loss of $17.6 million last year to positive $24.3 million in fiscal 2024. This significant recovery is a testament to the cost efficiencies we’ve achieved, particularly through warehouse automation and the strategic reduction of non-essential expenditures. Our ability to streamline operations while focusing on higher-margin products has played a pivotal role in this positive trajectory.

“Our net income also saw a dramatic improvement, rising to $4.6 million for fiscal 2024, a $40 million turnaround from the prior year’s net loss of $35.4 million. This milestone highlights the success of our long-term initiatives aimed at reducing operational costs and improving overall profitability. The combination of a stronger margin profile and disciplined cost management has positioned us to continue delivering profitable growth.

“In specific product categories, we saw promising developments. In our gaming segment, we more than doubled the average selling price, particularly in hardware and retro arcade products. Our strategic shift toward higher-value offerings is proving successful, and we expect to benefit from new hardware releases in the coming year. Similarly, in consumer products, we improved margins and pricing, demonstrating the effectiveness of our inventory rationalization efforts.

“Physical media, a core part of our portfolio, continues to show resilience and growth. Vinyl sales grew 2%, and physical movie sales surged by 8% this year, driven by demand for premium formats like 4K UHD and collectible editions. We are well positioned to capture more of this demand as brick-and-mortar retailers increasingly cater to consumers seeking curated, high-quality entertainment experiences. Our ability to provide retailers with a diverse and extensive product range across both physical and digital channels remains a key differentiator.

“From a liquidity perspective, we have made significant strides in strengthening our financial position. We reduced our revolver balance by 45%, from $133 million to $70 million, and saw net cash from operations soar by 1,547%, reaching $55.8 million in fiscal 2024. Additionally, to support growth, we recently secured a new three-year $120 million senior secured asset-based credit facility with White Oak Commercial Finance. The proceeds were used to refinance our existing credit facility, fund working capital, and provide for general corporate purposes. These steps have positioned us well to execute our acquisition strategy and capitalize on future growth opportunities.

“As we look toward fiscal 2025, our focus remains on driving growth through continued expansion and diversification. By adding new exclusive licenses, expanding product categories, and building stronger retail partnerships, we are positioning ourselves to capture new opportunities in the marketplace. Our ongoing investments in cutting-edge technologies like the Sure Sort® X and the AutoStore™ systems are already driving significant efficiency improvements, and we expect these innovations to further streamline our operations and enhance profitability in the quarters ahead.

“With a disciplined approach to reducing expenses, lowering debt, and optimizing inventory management, we are confident in our ability to continue improving EBITDA and inventory turns in the year ahead. Demand for physical music, particularly vinyl and CD sales, remains strong, and we are excited about major upcoming releases and opportunities in this space. As we continue executing our strategy, we believe Alliance Entertainment is operating from a strong foundation that positions us to effectively capitalize on new opportunities and deliver sustained value to both our customers and shareholders,” concluded Walker.

Fourth Quarter FY 2024 Financial Results

●	Net revenues for the fiscal fourth quarter ended June 30, 2024, were $236.4 million, compared to $247.1 million in the same period of 2023, a decrease of 4.3%.

●	Gross profit for the fiscal fourth quarter ended June 30, 2024, was $26.9 million, compared to $30.2 million in the same period of 2023, a decrease of 10.9%.

●	Gross profit margin for the fiscal fourth quarter ended June 30, 2024, was 11.4%, down from 12.2% in the same period of 2023, a decrease of 80 basis points.

●	Net income for the fiscal fourth quarter ended June 30, 2024, was $2.6 million, compared to net loss of $4.6 million for the same period of 2023, an improvement of $7.2 million.

●	Adjusted EBITDA for the fiscal fourth quarter ended June 30, 2024, was $2.1 million.

FY 2024 Financial Results

●	Net revenues for the fiscal year ended June 30, 2024, were $1.10 billion, compared to $1.16 billion in fiscal year 2023, a decrease of 5%.

●	Gross profit for the fiscal year ended June 30, 2024, was $128.9 million, compared to $103.9 million in fiscal year 2023, an increase of 24%.

●	Gross profit margin for the fiscal year ended June 30, 2024, was 11.7%, up from 9.0% in fiscal year 2023, an increase of 270 basis points.

●	Net income for the fiscal year ended June 30, 2024, was $4.6 million, compared to net loss of $35.4 million for fiscal year 2023, an improvement of $40.0 million.

●	Adjusted EBITDA for the fiscal year ended June 30, 2024, improved by $41.9 million to $24.3 million from an Adjusted EBITDA loss of $17.6 million for fiscal year 2023.

●	Net cash provided by operating activities for the fiscal year ended June 30, 2024, was $55.8 million, compared to $3.4 million in fiscal year 2023, an increase of 1,547%.

Jeff Walker added, “We were encouraged by the ongoing improvement in gross profit and gross margin in fiscal year 2024 over the prior year period as our cost-saving initiatives and focus on positive sales continue to yield results. Improvements also led to a fifth consecutive quarter of positive Adjusted EBITDA.”

Capital Structure Summary

As of June 30, 2024, Alliance Entertainment’s outstanding common stock totaled 50,828,548 shares , including its public float of 2,218,622 shares. Management owns 81.9% of outstanding common stock, as of September 19, 2024.

For additional information, please see the company’s quarterly report on Form 10-Q filed with the SEC.

Conference Call

Alliance Entertainment Executive Chairman Bruce Ogilvie and CEO and CFO Jeff Walker will host the conference call, which will be followed by a question-and-answer session. A presentation will accompany the call and can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, September 19, 2024
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13748735

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact RedChip Companies at 1-407-644-4256.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1686884&tp_key=bc464c4da4 and via the investor relations section of the Company’s website here.

A telephone replay of the call will be available approximately three hours after the call concludes and can be accessed through November 19, 2024, using the following information:

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13748735

About Alliance Entertainment

Alliance Entertainment (NASDAQ: AENT) is a premier distributor of music, movies, toys, collectibles, and consumer electronics. We offer over 325,000 unique in-stock SKU’s, including over 57,300 exclusive compact discs, vinyl LP records, DVDs, Blu-rays, and video games. Complementing our vast media catalog, we also stock a full array of related accessories, toys, and collectibles. With more than thirty-five years of distribution experience, Alliance Entertainment serves customers of every size, providing a robust suite of services to resellers and retailers worldwide. Our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships, while helping omni-channel retailers expand their product selection and fulfillment goals. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; our ability to refinance our existing indebtedness; our ability to continue as a going concern absent access to sources of liquidity; risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, including a fixed charge coverage ratio; risks that a breach of the revolving credit facility, including Alliance’s recent breach of the covenant requirements, could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

For investor inquiries, please contact:

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

AENT@redchip.com

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended	Year Ended
($ in thousands except share and per share amounts)	June 30, 2024	June 30, 2023
Net Revenues	$1,100,483	$1,158,722
Cost of Revenues (excluding depreciation and amortization)	971,594	1,054,788
Operating Expenses
Distribution and Fulfillment Expense	48,818	62,841
Selling, General and Administrative Expense	57,651	59,060
Depreciation and Amortization	5,880	6,629
Transaction Costs	2,086	5,014
IC DISC Commissions	—	2,833
Restructuring Cost	280	306
Loss on Disposal of Fixed Assets	33	(3)
Total Operating Expenses	114,748	136,680
Operating Income (Loss)	14,141	(32,746)
Other Expenses
Interest Expense, Net	12,247	11,715
Change in Fair Value of Warrants	41	1
Total Other Expenses	12,288	11,716
Income (Loss) Before Income Tax Benefit	1,853	(44,462)
Income Tax Benefit	(2,728)	(9,058)
Net Income (Loss)	4,581	(35,404)
Other Comprehensive Income (Loss)
Foreign Currency Translation	(2)	(11)
Total Comprehensive Income (Loss)	4,579	(35,415)
Net Income (Loss) per Share – Basic and Diluted	$0.09	$(0.74)
Weighted Average Common Shares Outstanding – Basic	50,828,548	48,138,393
Weighted Average Common Shares Outstanding – Diluted	50,837,148	48,398,623

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

($ in thousands)	June 30, 2024	June 30, 2023
Assets
Current Assets
Cash	$1,129	$865
Trade Receivables, Net	92,357	104,939
Inventory, Net	97,429	146,763
Other Current Assets	5,298	8,299
Total Current Assets	196,213	260,866
Property and Equipment, Net	12,942	13,421
Operating Lease Right-Of-Use Assets	22,124	4,855
Goodwill	89,116	89,116
Intangibles, Net	13,381	17,356
Other Long-Term Assets	503	1,017
Deferred Tax Asset, Net	6,533	2,899
Total Assets	$340,812	$389,530
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$133,221	$151,622
Accrued Expenses	9,371	9,340
Current Portion of Operating Lease Obligations	1,979	3,902
Current Portion of Finance Lease Obligations	2,838	2,449
Promissory Note	—	495
Contingent Liability	511	150
Revolving Credit Facility, Net	—	133,281
Total Current Liabilities	147,920	301,239
Revolving Credit Facility, Net	69,587	—
Finance Lease Obligation, Non- Current	5,016	7,029
Operating Lease Obligations, Non-Current	20,413	1,522
Shareholder Loan (subordinated), Non-Current	10,000	—
Warrant Liability	247	206
Total Liabilities	253,183	309,996
Commitments and Contingencies (Note 11)
Stockholders’ Equity
Preferred Stock: Par Value $0.0001 per share, Authorized 1,000,000 shares, Issued and Outstanding 0 shares as of June 30, 2024 and June 30, 2023	—	—
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at June 30, 2024, and at June 30, 2023; Issued and Outstanding 50,957,370 Shares at June 30, 2024, and 49,167,170 at June 30, 2023	5	5
Paid In Capital	48,058	44,542
Accumulated Other Comprehensive Loss	(79)	(77)
Retained Earnings	39,645	35,064
Total Stockholders’ Equity	87,629	79,534
Total Liabilities and Stockholders’ Equity	$340,812	$389,530

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
($ in thousands)	June 30, 2024	June 30, 2023
Cash Flows from Operating Activities:
Net Income (Loss)	$4,581	$(35,404)
Adjustments to Reconcile Net Income (Loss) to
Net Cash Provided by (Used in) Operating Activities:
Inventory write-down	—	10,800
Depreciation of Property and Equipment	1,904	2,221
Amortization of Intangible Assets	3,976	4,408
Amortization of Deferred Financing Costs (Included in Interest)	861	167
Bad Debt Expense	687	598
Deferred Income Taxes	(3,634)	(8,171)
Stock-based Compensation Expense	1,386	216
Gain (Loss) on Disposal of Fixed Assets	75	(3)
Changes in Assets and Liabilities
Trade Receivables	11,896	(4,626)
Related Party Receivable	—	245
Inventory	49,334	99,729
Income Taxes Payable\Receivable	517	(1,533)
Operating Lease Right-Of-Use Assets	(17,269)	3,505
Operating Lease Obligations	16,968	(3,893)
Other Assets	3,357	5,031
Accounts Payable	(18,401)	(68,950)
Accrued Expenses	(420)	(952)
Net Cash Provided by Operating Activities	55,818	$3,388
Cash Flows from Investing Activities:
Cash Received for Business Acquisitions, Net of Cash Acquired	—	1
Capital Expenditures	(228)	(825)
Cash Inflow from Asset Disposal	66	-
Net Cash Used in Investing Activities	(162)	(824)
Cash Flows from Financing Activities:
Payments on Financing Leases	(2,965)	(304)
Payments on Revolving Credit Facility	(1,095,772)	(1,092,306)
Borrowings on Revolving Credit Facility	1,035,428	1,089,453
Payments on Shareholder Note (Subordinated), Current	(36,000)	(7,596)
Proceeds from Shareholder Note (Subordinated), Non-Current	46,000	7,596
Issuance of common stock, net of transaction costs	2,130	—
Deferred Financing Costs	(4,211)	—
Net Cash Used in Financing Activities	(55,390)	(3,157)
Net Increase (Decrease) in Cash	266	(593)
Net Effect of Currency Translation on Cash	(2)	(11)
Cash, Beginning of the Period	865	1,469
Cash, End of the Period	$1,129	$865
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$12,247	$11,425
Cash Paid for Income Taxes	$444	$648
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Conversion of Treasury stock	$—	$2,674
Fixed Asset Financed with Debt	$7,853	$10,080
Capital Contribution	$—	$6,592
Business Combination: Reverse recapitalization	$—	(787)

Non-GAAP Financial Measures: We define Adjusted EBITDA as net income or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Year Ended	Year Ended
($ in thousands)	June 30, 2024	June 30, 2023
Net Income (Loss)	$4,581	$(35,404)
Add back:
Interest Expense	12,247	11,715
Income Tax (Benefit) Expense	(2,728)	(9,058)
Depreciation and Amortization	5,880	6,629
EBITDA	19,980	(26,118)
Adjustments
IC-DISC	—	2,833
Transaction Costs	2,086	5,014
Restructuring Costs	280	306
Stock-based Compensation Expense	1,386	216
Change in Fair Value of Warrants	41	1
Contingent Loss	461	150
Loss (Gain) on Disposal of PPE	33	(3)
Adjusted EBITDA	$24,267	$(17,601)

Adjusted EBITDA for the year ended June 30, 2023, included the following expenses:

Excessive International Transportation Costs (Units Sold)		8,241
Excessive International Transportation Costs (On Hand)		7,100
Markdown for Arcades Sold		12,156
Incremental Storage Fees Arcades		4,643
Consumer Products Inventory Reserve		3,700
Total		35,840